Exhibit 24(c)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Mark F. Muething and John P. Gruber and each of them, severally, his true and lawful attorneys and agents in his name, place and stead and on his behalf (a) to sign and cause to be filed registration statements of Great American Life Insurance Company under the Securities Act of 1933 for the Individual Fixed-Indexed Flexible Premium Deferred Contract (File No. 333-207914), and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorneys may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with the laws of any state relating to the sale of securities of Great American Life Insurance Company, hereby ratifying and confirming all actions of any of said attorneys and agents hereunder. Said attorneys or agents may act jointly or severally, and the action of one shall bind the undersigned as fully as if two or more had acted together.

Dated as of: April 10, 2017	/s/ Christopher P. Miliano
Christopher P. Miliano
Executive Vice President, Chief Financial Officer & Treasurer and Director